EXHIBIT 10.10

LOCK-UP AGREEMENT

________________, 2009

Rodman & Renshaw, LLC 1251 Avenue of the Americas, 20th Floor New York, NY 10020	Newbridge Securities Corporation Fort Lauderdale, Florida 33309 1451 West Cypress Creek Road, Suite 204

Re:           Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (the “Agreement”) relates to the initial public offering (the “Offering”) by Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”) of shares of the Company’s common stock, $0.001 par value (the “Common Stock”).  The Offering shall be governed by that certain Underwriting Agreement to be dated as of the effective date of the Offering (the “Underwriting Agreement”), by and among the Company, Rodman & Renshaw, LLC (“Rodman”) and Newbridge Securities Corporation (collectively with Rodman, the “Representatives”), as representatives of the several underwriters named therein. Any capitalized terms not defined herein shall have the same meaning as set forth in the Underwriting Agreement.

In order to induce the Representatives to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives during the period commencing from the effective date of the Offering (“Effective Date”) until the conclusion of the eighteen (18) months following the Effective Date (the “Lock-Up Period”), the undersigned:  (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose (each a “Transfer”) of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided that the foregoing shall not apply to Relevant Securities acquired by the undersigned in the after market after the Effective Date.  As used herein, the term “Relevant Security” means any shares of Common Stock, warrant or option to purchase Common Stock or other security of the Company or any subsidiary of the Company thereof that is convertible into, or exercisable or exchangeable for Common Stock or equity securities of the Company, that are owned by the undersigned on the Effective Date. Nothing contained herein shall restrict or prohibit the following:

1.	the purchase, sale or other transactions by the undersigned in respect of the shares purchased by you in the Offering;

2.
the exercise of an option granted prior to the date hereof under any benefit plan of the Company or the exercise of options or warrants, provided that the underlying shares of Common Stock shall be subject to the restrictions of this letter agreement;

3.
the transfer of any share of Common Stock as a bona fide gift or for no consideration and any transfers by will or intestate, provided that in each such case, each recipient of such shares agrees in writing to be subject to the restrictions of this letter agreement;

4.
the transfer to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned for estate planning purposes, provided that (i) the trustee of the trust, partnership or the limited liability company, as the case may be, agrees in writing to be subject to the restrictions of this letter agreement and (ii) any such transfer shall not involve a disposition for value;

5.	transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering;

6.
the transfer to an affiliate (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, provided that such affiliate agrees in writing to be subject to the restrictions of this letter agreement;

provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with subsequent sales of Relevant Security or other securities acquired in transfers or transactions specified in clauses (3), (4), (5) and (6) above (other than such filing required to be made after the restrictions contained in this letter agreement are no longer in effect).

2.           If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

3.           The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities, if such transfer would constitute a violation or breach of this Agreement.

4.           The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned will be binding upon the successor and assigns of the undersigned from the date first above written.

5.           This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws principles thereof.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

By:
Name:
Title: